Exhibit 5.1


                               [Marcus Letterhead]


                                 August 14, 2001


The Marcus Corporation
250 East Wisconsin Avenue, Suite 1700
Milwaukee, Wisconsin 53202-4220

Ladies and Gentlemen:

     I am the General Counsel and Secretary for The Marcus Corporation, a Wisconsin corporation (the "Company"). This letter is being prepared in conjunction with the preparation of a Form S-3 registration statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of (i) 1,750,000 shares of the Company's common stock, $1 par value ("Common Stock"), owned by a group of three Lord Abbett & Co. mutual funds and (ii) 400,000 shares of Common Stock that will be owned immediately prior to their sale by The Ben and Celia Marcus 1992 Revocable Trust (the "Trust") upon conversion, pursuant to the Company's Restated Articles of Incorporation (the "Restated Articles"), of an equivalent number of shares of Class B Common Stock currently owned by the Trust. I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the corporate laws of the State of Wisconsin;

     2. The shares of Common Stock set forth in the foregoing paragraph have been (or, in the case of the Trust, will be upon the conversion of an equivalent number of shares of Class B Common Stock pursuant to the Company's Restated Articles) legally issued by the Company; and

     3. The shares of Common Stock set forth above are (or, in the case of the Trust, will be upon the conversion of an equivalent number of shares of Class B Common Stock pursuant to the Company's Restated Articles) fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

     I consent to the use of this opinion as an exhibit to the Registration Statement. In giving my consent, I do not admit that I am an "expert" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

                                       Very truly yours,


                                       By: /s/ Thomas F. Kissinger
                                          --------------------------------------
                                           Thomas F. Kissinger, General Counsel